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                                                                    EXHIBIT 23.2

                        CONSENT OF CHARTERED ACCOUNTANTS

     We consent to the incorporation by reference into the Form S-3 Registration Statement and related Prospectus of ACT Networks, Inc. for the registration of 3,450,000 shares of Common Stock, of our report dated November 2, 1995 to the shareholders of Presticom Inc., on our audit of the financial statements of Presticom Inc., as of September 30, 1995 and 1994, which was filed with the Securities and Exchange Commission as an exhibit of the Form 8-K/A filed by ACT Networks, Inc. for the reportable event dated November 30, 1994.

DEMERS BEAULNE & PARTNERS
General Partnership of Chartered Accountants

Montreal, Quebec, CANADA
May 17, 1996